Filed Pursuant to Rule 424(b)(3)

Registration No. 333-217168

PROSPECTUS SUPPLEMENT NO. 19

(to Prospectus dated March 23, 2018)

169,933,626 Shares

GASTAR EXPLORATION INC.

Common Stock

This prospectus supplement is being filed to update and supplement information contained in the prospectus dated March 23, 2018, relating to the resale or other disposition of our common stock par value $0.001 per share, which may be offered for sale from time to time by the selling stockholders named in the prospectus, with information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2018.

This prospectus supplement updates and supplements the information in the prospectus and is not complete without, and may not be delivered or utilized except in combination with, the prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the prospectus and if there is any inconsistency between the information in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risk. Please see “Risk Factors” beginning on page 3 of the prospectus for a discussion of certain risks that you should consider in connection with an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated November 7, 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2018

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03Material Modification of Rights of Security Holders.

The information set forth below in Item 8.01 of this Form 8-K regarding the Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock [Docket No. 71] is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock [Docket No. 71]

As previously announced, on October 31, 2018, Gastar Exploration Inc. (the “Gastar”) and its subsidiary (together with Gastar, the “Company”) commenced chapter 11 proceedings and filed a prepackaged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company’s Chapter 11 cases are being jointly administered under the caption In re Gastar Exploration Inc., et al, Case No. 18-18-36057.

The Company today announced that, on November 1, 2018, the Bankruptcy Court entered the Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. 71] (the “Order”).  The Order sets forth the procedures (including notice requirements) that certain holders (collectively, the “Stockholders”) of Gastar’s common stock, par value $0.001 per share (the “Common Stock”), Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) and potential Stockholders must comply with regarding transfers of, or declarations of worthlessness with respect to, the Common Stock, the Preferred Stock and certain obligations with respect to notifying the Company with respect to current stock ownership (collectively, the “Procedures”). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the Order by the Bankruptcy Court.

Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio, and (a) the person or entity making such a transfer will be required to take remedial actions specified by the Company to appropriately reflect that such transfer of the Company’s Common Stock or Preferred Stock is null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s Common Stock or Preferred Stock will be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio.

The foregoing description of the Order is qualified in its entirety by reference to the Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock [Docket No. 71] filed as Exhibit 99.1 hereto and incorporated herein by reference.

A copy of the Procedures is included in the Order attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document

99.1	Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock [Docket No. 71].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President and Chief Financial Officer

Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
GASTAR EXPLORATION INC., et al.,[1]	§	Case No. 18-36057 (MI)
§
Debtors.	§	(Jointly Administered)
§
	§	Re: Docket No. 24

INTERIM order (i) approving NOTIFICATION

AND HEARING PROCEDURES FOR CERTAIN TRANSFERS OF AND

DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO Common

Stock AND PREFERRED STOCK AND (ii) GRANTING RELATED RELIEF

Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of an interim order (this “Interim Order”), (a) approving the Procedures related to transfers of beneficial ownership of Common Stock or Preferred Stock, (b) directing that any purchase, sale, other transfer of, or declaration of worthlessness with respect to Common Stock or Preferred Stock in violation of the Procedures shall be null and void ab initio, (c) scheduling a final hearing to consider approval of the Motion on a final basis, and (d) granting related relief, all as more fully set forth in the Motion; and upon the First Day Declaration; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. § 1334; and that this Court may enter a final order consistent with Article III of the United States Constitution; and this Court having found that venue of this proceeding and the Motion in this district is permissible pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that the relief requested in the Motion is in the best interests of the Debtors’ estates,

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Gastar Exploration, Inc. (1640), and Northwest Property Ventures LLC (8685).  The location of the Debtors’ service address is:  1331 Lamar Street, Suite 650, Houston, Texas 77010.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

their creditors, and other parties in interest; and this Court having found that the Debtors’ notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before this Court (the “Hearing”); and this Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED THAT:

1.The Motion is granted on an interim basis as set forth in this Interim Order.

2.The final hearing (the “Final Hearing”) on the Motion shall be held on November 28, 2018 at 2:00 p.m., prevailing Central Time.  Any objections or responses to entry of a final order on the Motion shall be filed on or before 4:00 p.m., prevailing Central Time, on November 23, 2018, and shall be served on:  (a) the Debtors, 1331 Lamar Street, Suite 650, Houston, Texas 77010.  In the event no objections to entry of the Final Order on the Motion are timely received, this Court may enter such Final Order without need for the Final Hearing.

3.The Procedures, as set forth in Exhibit 1 attached hereto, are hereby approved.

4.Any transfer of or declaration of worthlessness with respect to Beneficial Ownership of Common Stock or Preferred Stock in violation of the Procedures, including but not limited to the notice requirements, shall be null and void ab initio.

5.In the case of any such transfer of Beneficial Ownership of Common Stock or Preferred Stock` in violation of the Procedures, including but not limited to the notice requirements, the person or entity making such transfer shall be required to take remedial actions

2

specified by the Debtors, which may include the actions specified in Private Letter Ruling 201010009 (Dec. 4, 2009), to appropriately reflect that such transfer is null and void ab initio.

6.In the case of any such declaration of worthlessness with respect to Beneficial Ownership of Common Stock or Preferred Stock in violation of the Procedures, including the notice requirements, the person or entity making such declaration shall be required to file an amended tax return revoking such declaration and any related deduction to appropriately reflect that such declaration is void ab initio.

7.Pending the Final Hearing, any person or entity subject to the Procedures (e.g., any person who is a Substantial Shareholder or would become a Substantial Shareholder and any person who is or becomes a 50-Percent Shareholder) may file a motion and request an emergency hearing to obtain relief from this Interim Order.  The Court may consider any such request for emergency relief on less than 24 hours’ notice.

8.The Debtors may retroactively or prospectively waive any and all restrictions, stays, and notification procedures set forth in the Procedures.

9.The requirements set forth in this Interim Order are in addition to the requirements of all applicable law and do not excuse compliance therewith.

10.Notwithstanding the relief granted in this Interim Order and any actions taken pursuant to such relief, nothing in this Interim Order shall be deemed: (a) an admission as to the validity of any prepetition claim against a Debtor entity; (b) a waiver of the Debtors’ or any other party in interest’s rights to dispute any prepetition claim on any grounds; (c) a promise or requirement to pay prepetition claims; (d) an implication or admission that any particular claim is of a type specified or defined in the Motion or any order granting the relief requested by this Motion; (e) a request or authorization to assume any prepetition agreement, contract, or lease

3

pursuant to section 365 of the Bankruptcy Code; or (f) a waiver of the Debtors’ or any other party in interest’s rights under the Bankruptcy Code or any other applicable law.

11.The contents of the Motion satisfy the requirements of Bankruptcy Rule 6003(b).

12.Notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion and the requirements of Bankruptcy Rule 6004(a) and the Bankruptcy Local Rules are satisfied by such notice.

13.Notwithstanding Bankruptcy Rule 6004(h), the terms and conditions of this Interim Order are immediately effective and enforceable upon its entry.

14.The Debtors are authorized to take all actions necessary to effectuate the relief granted in this Interim Order in accordance with the Motion.

15.This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Interim Order.

Signed: November 01, 2018	/s/ Marvin Isgur
Marvin Isgur United States Bankruptcy Judge

4

Exhibit 1

Procedures for Transfers of and Declarations of Worthlessness

with Respect to Beneficial Ownership of Common Stock or Preferred Stock

PROCEDURES FOR TRANSFERS OF AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK OR PREFERRED STOCK

The following procedures apply to transfers of Common Stock or Preferred Stock:3

a.

Any entity (as defined in section 101(15) of the Bankruptcy Code) who is a Substantial Shareholder (as defined herein) and wishes to effectuate a transfer of Beneficial Ownership of Common Stock or Preferred Stock that would affect the size of a Substantial Shareholder’s Beneficial Ownership or would result in another entity becoming or ceasing to be a Substantial Shareholder must file with the Court, and serve upon:  (i) the Debtors, Gastar Exploration, Inc., 1331 Lamar Street, Suite 650, Houston, Texas 77010, Attn.: Michael A. Gerlich; (ii) proposed co-counsel to the Debtors, (a) Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002, Attn:  Anna G. Rotman P.C. and David Wheat, P.C., and Kirkland & Ellis LLP, 300 N. LaSalle Street, Chicago, Illinois 60654, Attn:  Ross M. Kwasteniet, P.C., Thad W. Davis, and John R. Luze, and (b)  Jackson Walker L.L.P., 1401 McKinney Street, Suite 1900, Houston, Texas 77010, Attn:  Patricia B. Tomasco, Elizabeth C. Freeman, and Matthew D. Cavenaugh; (iii)  counsel to any statutory committee appointed in these cases; (iv) the Office of the U.S. Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002; (v) counsel to Ares Management LLC and its affiliated funds, Milbank, Tweed, Hadley & McCloy LLP, 2029 Century Park East, Los Angeles, California, 90067-3019, Attn: Paul Aronzon, Thomas R. Kreller, and Haig M. Maghakian; and (vi) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 2002 (collectively, the “Notice Parties”), a declaration of such status, substantially in the form of Exhibit 1A attached to these Procedures (each, a “Declaration of Status as a Substantial Shareholder”), on or before the later of (A) 30 calendar days after the date of the Notice of Interim Order (as defined herein), or (B) 10 calendar days after becoming a Substantial Shareholder (as defined herein); provided, that, for the avoidance of doubt, the other procedures set forth herein shall apply to any Substantial Shareholder even if no Declaration of Status as a Substantial Shareholder has been filed.

b.

Prior to effectuating any transfer of Beneficial Ownership of Common Stock or Preferred Stock that would result in an increase in the amount of Common Stock or Preferred Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual becoming a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock or Preferred Stock, substantially in the form of Exhibit 1B attached to these Procedures (each,

[3]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

a “Declaration of Intent to Accumulate Common Stock or Preferred Stock”).
c.

Prior to effectuating any transfer of Beneficial Ownership of Common Stock or Preferred Stock that would result in a decrease in the amount of Common Stock or Preferred Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual ceasing to be a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock or Preferred Stock, substantially in the form of Exhibit 1C attached to these Procedures (each, a “Declaration of Intent to Transfer Common Stock or Preferred Stock,” and together with a Declaration of Intent to Accumulate Common Stock or Preferred Stock, each a “Declaration of Proposed Transfer”).

d.

The Debtors shall have 30 calendar days after receipt of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder or potential Substantial Shareholder an objection to any proposed transfer of Beneficial Ownership of Common Stock or Preferred Stock described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to utilize their Tax Attributes.  If the Debtors file an objection, such transaction will remain ineffective unless such objection is withdrawn by the Debtors, or such transaction is approved by a final and nonappealable order of the Court.  If the Debtors do not object within such 30-day period, such transaction can proceed solely as set forth in the Declaration of Proposed Transfer.  Further transactions within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 30‑day waiting period for each Declaration of Proposed Transfer.

a.

For purposes of these Procedures a “Substantial Shareholder” is any entity or individual that has direct or indirect Beneficial Ownership of at least 9,852,000 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock) or 182,000 shares of Series A Preferred Stock or 96,300 shares of Series B Preferred Stock (representing approximately 4.5% of all issued and outstanding shares of each series of Preferred Stock)[4]

[4]

Based on approximately 218,933,504 shares of Common Stock outstanding or 4,045,000 shares of Series A and 2,140,000 shares of Series B Preferred Stock outstanding for purposes of Section 382 of the IRC as of the Petition Date.

The following procedures apply for declarations of worthlessness of Common Stock or Preferred Stock:

a.

Any person or entity that currently is or becomes a 50-Percent Shareholder[5] must file with the Court and serve upon the Notice Parties a Declaration of Status as a 50-Percent Shareholder, substantially in the form attached to the Procedures as Exhibit 1D, on or before the later of (i) 30 calendar days after the date of the Notice of Interim Order, and (ii) ten calendar days after becoming a 50-Percent Shareholder; provided, that, for the avoidance of doubt, the other procedures set forth herein shall apply to any 50-Percent Shareholder even if no Declaration of Status as a 50-Percent Shareholder has been filed.

a.

Prior to filing any federal or state tax return, or any amendment to such a return, or taking any other action that claims any deduction for worthlessness of Beneficial Ownership of Common Stock or Preferred Stock for a tax year ending before the Debtors’ emergence from chapter 11 protection, such 50-Percent Shareholder must file with the Court and serve upon the Notice Parties a declaration of intent to claim a worthless stock deduction (a “Declaration of Intent to Claim a Worthless Stock Deduction”), substantially in the form attached to the Procedures as Exhibit 1E.

i.

The Debtors shall have 30 calendar days after receipt of a Declaration of Intent to Claim a Worthless Stock Deduction to file with the Court and serve on such 50-Percent Shareholder an objection to any proposed claim of worthlessness described in the Declaration of Intent to Claim a Worthless Stock Deduction on the grounds that such claim might adversely affect the Debtors’ ability to utilize their Tax Attributes.

ii.

If the Debtors timely object, the filing of the tax return or amendment thereto with such claim will not be permitted unless approved by a final and non-appealable order of the Court, unless the Debtors withdraw such objection.

iii.

If the Debtors do not object within such 30-day period, the filing of the return or amendment with such claim will be permitted solely as described in the Declaration of Intent to Claim a Worthless Stock Deduction. Additional returns and amendments within the scope of this section must be the subject of additional notices as set forth herein, with an additional 30-day waiting period.  To the extent that the Debtors receive an appropriate Declaration of Intent

[5]

For purposes of the Procedures, a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2015, has owned Beneficial Ownership of 50 percent or more of the Common Stock or either class of Preferred Stock of the Debtors (determined in accordance with section 382(g)(4)(D) of the IRC and the applicable Treasury Regulations thereunder).

to Claim a Worthless Stock Deduction and determine in their business judgment not to object, they shall provide notice of that decision as soon as is reasonably practicable to any statutory committee(s) appointed in these chapter 11 cases.

NOTICE PROCEDURES

The following notice procedures apply to these Procedures:

a.

No later than two business days following entry of the Interim Order, the Debtors shall serve a notice by first class mail, substantially in the form of Exhibit 1F attached to these Procedures (the “Notice of Interim Order”), on: (i) the Office of the United States Trustee for the Southern District of Texas; (ii) the entities listed on the Consolidated List of Creditors Holding the 20 Largest Unsecured Claims; (iii) the U.S. Securities and Exchange Commission; (iv) the Internal Revenue Service; (v) any official committees appointed in these chapter 11 cases; and (vi) all registered and nominee holders of Common Stock or Preferred Stock (with instructions to serve down to the beneficial holders of Common Stock or Preferred Stock, as applicable).  Additionally, no later than two business days following entry of the Final Order, the Debtors shall serve a Notice of Interim Order modified to reflect that the final order has been entered (as modified, the “Notice of Final Order”) on the same entities that received the Notice of Interim Order.

b.

All registered and nominee holders of Common Stock or Preferred Stock shall be required to serve the Notice of Interim Order or Notice of Final Order, as applicable, on any holder for whose benefit such registered or nominee holder holds such Common Stock or Preferred Stock down the chain of ownership for all such holders of Common Stock or Preferred Stock.

c.

Any entity or broker or agent acting on such entity’s or individual’s behalf who sells in excess of 9,852,000 shares of Common Stock or  182,000 shares of Series A or 96,300 shares of Series B Preferred Stock (i.e., approximately 4.5 percent of all issued and outstanding shares of Common Stock or Preferred Stock) to another entity shall be required to serve a copy of the Notice of Interim Order or Notice of Final Order, as applicable, on such purchaser of such Common Stock or Preferred Stock, or any broker or agent acting on such purchaser’s behalf.

d.

As soon as is practicable following entry of the Interim Order, the Debtors shall (i) submit a copy of the Notice of Interim Order (modified for publication) for publication in The Wall Street Journal (national edition); (ii) submit a copy of the Notice of Interim Order (modified for publication) to Bloomberg Professional Service for potential publication by Bloomberg; and (iii) file a Form 8-K with a reference to the entry of the Interim Order.
e.

To the extent confidential information is required in any declaration described in these Procedures, such confidential information may be filed and served in redacted form; provided, however, that any such declarations served on the Debtors shall not be in redacted form.  The Debtors shall keep all information provided in such declarations strictly confidential and shall not disclose the contents thereof to any person except (i) to the extent necessary to respond to a petition or objection filed with the Court; (ii) to the extent otherwise required by law; or (iii) to the extent that the information contained therein is already public; provided, however, that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person, subject to further Court order. To the extent confidential information is necessary to respond to a petitioner objection filed with the Court, such confidential information shall be filed under seal or in a redacted form.

[Remainder of page intentionally left blank.]

Exhibit 1A

Declaration of Status as a Substantial Shareholder

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
GASTAR EXPLORATION INC., et al.,[6]	§	Case No. 18-36057 (MI)
§
Debtors.	§	(Jointly Administered)
§

declaration of status as a substantial shareholder7

PLEASE TAKE NOTICE that the undersigned party is/has become a Substantial Shareholder with respect to the common stock or preferred stock of Gastar Exploration Inc. or of any Beneficial Ownership therein (respectively, the “Common Stock” or “Preferred Stock”).  Gastar Exploration Inc. is a debtor and debtor in possession in Case No. 18-[_____] (__) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

PLEASE TAKE FURTHER NOTICE that, as of __________ __, 2018, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock,

[6]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Gastar Exploration, Inc. (1640), and Northwest Property Ventures LLC (8685).  The location of the Debtors’ service address is:  1331 Lamar Street, Suite 650, Houston, Texas 77010.

[7]

For purposes of these Procedures:  (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 9,852,000 shares of Common Stock (i.e., approximately 4.5 percent of all issued and outstanding shares of Common Stock) or 182,000  shares of Series A Preferred Stock or 96,300 shares of Series B Preferred Stock (i.e., approximately 4.5 percent of all issued and outstanding shares of Preferred Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834 as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations Section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

________ shares of Series A Preferred Stock, and ________ shares of Series B Preferred Stock.  The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock and Preferred Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock or Preferred Stock and (II) Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP and Jackson Walker L.L.P., proposed co-counsel to the Debtors; and any other parties entitled to notice under the Order.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

2

Respectfully submitted,

(Name of Substantial Shareholder)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________

Dated:_____________ __, 20__
_______________, __________

(City)(State)

3

Exhibit 1B

Declaration of Intent to Accumulate Common Stock or Preferred Stock

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
GASTAR EXPLORATION INC., et al.,[8]	§	Case No. 18-36057 (MI)
§
Debtors.	§	(Jointly Administered)
§

declaration of intent to accumulate COmmon Stock OR PREFERRED STOCK9

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to purchase, acquire, or otherwise accumulate (the “Proposed Transfer”) one or more shares of common stock or preferred stock of Gastar Exploration, Inc. or of any Beneficial Ownership therein (respectively, the “Common Stock” and “Preferred Stock”).  Gastar Exploration, Inc. is a debtor and debtor in possession in Case No. [___] (__) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[8]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Gastar Exploration, Inc. (1640), and Northwest Property Ventures LLC (8685).  The location of the Debtors’ service address is:  1331 Lamar Street, Suite 650, Houston, Texas 77010.

[9]

For purposes of these Procedures:  (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 9,852,000 shares of Common Stock (i.e., approximately 4.5 percent of all issued and outstanding shares of Common Stock) or 182,000  shares of Series A Preferred Stock or 96,300 shares of Series B Preferred Stock (i.e., approximately 4.5 percent of all issued and outstanding shares of Preferred Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834 as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations Section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on ___________ __, 2018, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock, ________ shares of Series A Preferred Stock, and ________ shares of Series B Preferred Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to purchase, acquire, or otherwise accumulate Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock; _________ shares of Series A Preferred Stock or an Option with respect to _________ shares of Series A Preferred Stock; and_________ shares of Series B Preferred Stock or an Option with respect to _________ shares of Series B Preferred Stock.  If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock, ________ shares of Series A Preferred Stock, and ________ shares of Series B Preferred Stock.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ___________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP and Jackson Walker L.L.P., proposed co-counsel to the Debtors; and any other parties entitled to notice under the Order.

2

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.

PLEASE TAKE FURTHER NOTICE that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein.  If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and nonappealable order of the Court.  If the Debtors do not object within such 30‑day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party purchasing, acquiring, or otherwise accumulating Beneficial Ownership of additional shares of Common Stock or Preferred Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

3

Respectfully submitted,

(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________

Dated:_____________ __, 20__
_______________, __________

(City)(State)

4

Exhibit 1C

Declaration of Intent to Transfer Common Stock or Preferred Stock

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
GASTAR EXPLORATION INC., et al.,[10]	§	Case No. 18-36057 (MI)
§
Debtors.	§	(Jointly Administered)
§

declaration of intent to transfer Common Stock OR PREFERRED STOCK11

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to sell, trade, or otherwise transfer (the “Proposed Transfer”) one or more shares of common stock or preferred stock of Gastar Exploration, Inc. or of any Beneficial Ownership therein (respectively, the “Common Stock” and “Preferred Stock”).  Gastar Exploration Inc. is a debtor and debtor in possession in Case No. 18-[_____] (__) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[10]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Gastar Exploration, Inc. (1640), and Northwest Property Ventures LLC (8685).  The location of the Debtors’ service address is:  1331 Lamar Street, Suite 650, Houston, Texas 77010.

[11]

For purposes of these Procedures:  (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 9,852,000 shares of Common Stock (i.e., approximately 4.5 percent of all issued and outstanding shares of Common Stock) or 182,000  shares of Series A Preferred Stock or 96,300 shares of Series B Preferred Stock (i.e., approximately 4.5 percent of all issued and outstanding shares of Preferred Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834 as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations Section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on __________ __, 2018, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock, ________ shares of Series A Preferred Stock, and ________ shares of Series B Preferred Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to sell, trade, or otherwise transfer Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock; _________ shares of Series A Preferred Stock or an Option with respect to _________ shares of Series A Preferred Stock; and_________ shares of Series B Preferred Stock or an Option with respect to _________ shares of Series B Preferred Stock.  If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock, ________ shares of Series A Preferred Stock, and ________ shares of Series B Preferred Stock after such transfer becomes effective.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP and Jackson Walker L.L.P., proposed co-counsel to the Debtors; and any other parties entitled to notice under the Order.

2

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.

PLEASE TAKE FURTHER NOTICE that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein.  If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and nonappealable order of the Court.  If the Debtors do not object within such 30‑day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party selling, trading, or otherwise transferring Beneficial Ownership of additional shares of Common Stock or Preferred Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

3

Respectfully submitted,

(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________

Dated:_____________ __, 20__
_______________, __________

(City)(State)

4

Exhibit 1D

Declaration of Status as a 50-Percent Shareholder

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
GASTAR EXPLORATION INC., et al.,[12]	§	Case No. 18-36057 (MI)
§
Debtors.	§	(Jointly Administered)
§

declaration of STATUS AS A 50-PERCENT SHAREHOLDER13

PLEASE TAKE NOTICE that the undersigned party is/has become a 50-Percent Shareholder with respect to the common stock or preferred stock of Gastar Exploration Inc. or of any Beneficial Ownership therein (respectively, the “Common Stock” or the “Preferred Stock”).  Gastar Exploration Inc. is a debtor and debtor in possession in Case No. 18-[_____] (__) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

PLEASE TAKE FURTHER NOTICE that, as of _________ __, 2018, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock, ________ shares of Series A Preferred Stock, and _________ shares of Series B Preferred Stock.  The

[12]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Gastar Exploration, Inc. (1640), and Northwest Property Ventures LLC (8685).  The location of the Debtors’ service address is:  1331 Lamar Street, Suite 650, Houston, Texas 77010.

[13]

For purposes of this Declaration:  (i) a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2015, has owned 50 percent or more of the Common Stock or either class of Preferred Stock (determined in accordance with IRC § 382(g)(4)(D) and the applicable Treasury Regulations); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations Section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option (as defined herein) to acquire); and (iii) an “Option” to acquire stock includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock and Preferred Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock or Preferred Stock and (II) Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors, Kirkland & Ellis LLP and Jackson Walker L.L.P., proposed co-counsel to the Debtors.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

7

Respectfully submitted,

(Name of 50-Percent Shareholder)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________

Dated:_____________ __, 20__
_______________, __________

(City)(State)

8

Exhibit 1E

Declaration of Intent to Claim a Worthless Stock Deduction

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
GASTAR EXPLORATION INC., et al.,[14]	§	Case No. 18-36057 (MI)
§
Debtors.	§	(Jointly Administered)
§

declaration of INTENT TO CLAIM A WORTHLESS STOCK DEDUCTION15

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to claim a worthless stock deduction (the “Proposed Worthlessness Claim”) with respect to one or more shares of common stock or preferred stock of Gastar Exploration Inc. or of any Beneficial Ownership therein (respectively, the “Common Stock” or the “Preferred Stock”).  Gastar Exploration Inc. is a debtor and debtor in possession in Case No. 18-[_____] (__) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[14]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Gastar Exploration, Inc. (1640), and Northwest Property Ventures LLC (8685).  The location of the Debtors’ service address is:  1331 Lamar Street, Suite 650, Houston, Texas 77010.

[15]

For purposes of this Declaration:  (i) a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2015, has owned 50 percent or more of the Common Stock or either class of Preferred Stock (determined in accordance with IRC § 382(g)(4)(D) and the applicable Treasury Regulations); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations Section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option (as defined herein) to acquire); and (iii) an “Option” to acquire stock includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on _________ __, 2018, the undersigned party filed a Declaration of Status as a 50-Percent Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock, ________ shares of Series A Preferred Stock, and ________ shares of Series B Preferred Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Worthlessness Claim, the undersigned party proposes to declare that ________ shares of Common Stock, ________ shares of Series A Preferred Stock, and ________ shares of Series B Preferred Stock became worthless during the tax year ending __________.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock or Preferred Stock and Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors, Kirkland & Ellis LLP and Jackson Walker L.L.P., proposed co-counsel to the Debtors.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Worthlessness Claim described herein.  If the Debtors file an objection, such Proposed Worthlessness Claim will not be effective unless such objection is withdrawn by the Debtors or such action is approved by a final and non-appealable order of the Bankruptcy

11

Court.  If the Debtors do not object within such 30-day period, then after expiration of such period the Proposed Worthlessness Claim may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further claims of worthlessness contemplated by the undersigned party will each require an additional notice filed with the Court to be served in the same manner as this Declaration and are subject to an additional 30-day waiting period.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________

Dated:_____________ __, 20__
_______________, __________

(City)(State)

12

Exhibit 1F

Notice of Interim Order

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
GASTAR EXPLORATION INC., et al.,[16]	§	Case No. 18-36057 (MI)
§
Debtors.	§	(Jointly Administered)
	§	(Emergency Hearing Requested)

NOTICE OF DISCLOSURE PROCEDURES APPLICABLE
TO Certain HOLDERS OF Common Stock and preferred stock, DISCLOSURE PROCEDURES FOR TRANSFERS OF AND DECLARATIONS

OF WORTHLESSNESS WITH RESPECT TO Common Stock AND
PREFERRED STOCK, AND FINAL HEARING ON THE APPLICATION THEREOF

TO:  ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OR PREFERRED STOCK OF GASTAR EXPLORATION INC. (RESPECTIVELY THE “COMMON STOCK” OR “PREFERRED STOCK”):

PLEASE TAKE NOTICE that on October 31, 2018 (the “Petition Date”), the above‑captioned debtors and debtors in possession (collectively, the “Debtors”), filed petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).  Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with

[16]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Gastar Exploration, Inc. (1640), and Northwest Property Ventures LLC (8685).  The location of the Debtors’ service address is:  1331 Lamar Street, Suite 650, Houston, Texas 77010.

Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. __] (the “Motion”).

PLEASE TAKE FURTHER NOTICE that on [______], 2018, the Court entered the Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. __] (the “Order”) approving procedures for certain transfers of and declarations of worthlessness with respect to Common Stock and Preferred Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).17

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Preferred Stock or Beneficial Ownership of Common Stock or Preferred Stock in violation of the Procedures, and any such transaction in violation of the Procedures shall be null and void ab initio.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or Preferred Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.

PLEASE TAKE FURTHER NOTICE that pursuant to the Order, a 50-Percent Shareholder may not claim a worthless stock deduction with respect to Common Stock or Preferred Stock, or Beneficial Ownership of Common Stock or Preferred Stock, in violation of the Procedures, and any such deduction in violation of the Procedures shall be null and void ab

[17]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Order or the Motion, as applicable.

2

initio, and the 50-Percent Shareholder shall be required to file an amended tax return revoking such proposed deduction.

PLEASE TAKE FURTHER NOTICE that upon the request of any entity, the proposed notice, claims, and solicitation agent for the Debtors, BMC Group, Inc., will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at https://ecf.txsb.uscourts.gov for a fee, or free of charge by accessing the Debtors’ restructuring website at www.bmcgroup.com/gastar.

PLEASE TAKE FURTHER NOTICE that the final hearing (the “Final Hearing”) on the motion shall be held on __________ __, 2018, at__:__ _.m., prevailing Central Time.  Any objections or responses to entry of the final order shall be filed on __________ __, 2018, at 4:00 p.m., prevailing Central Time, and served on the following parties: (a) the Debtors, 1331 Lamar Street, Suite 650, Houston, Texas 77010, Attn.: Michael A. Gerlich; (b) proposed co‑counsel to the Debtors, (i)  Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, Illinois 60654, Attn:  Ross M. Kwasteniet, P.C. and John R. Luze, and (ii) Jackson Walker L.L.P., 1401 McKinney Street, Suite 1900, Houston, Texas 77010, Attn:  Patricia B. Tomasco, Elizabeth C. Freeman, and Matthew D. Cavenaugh; (c) counsel to any statutory committee appointed in these cases; (d) counsel to Ares Management LLC and its affiliated funds, Milbank, Tweed, Hadley & McCloy LLP, 2029 Century Park East, Los Angeles, California, 90067-3019, Attn: Paul Aronzon, Thomas R. Kreller, and Haig M. Maghakian; and (e) the Office of the U.S. Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002.  In the event no objections to entry of the Final Order on the Motion are timely received, this Court may enter such Final Order without need for the Final Hearing.

3

PLEASE TAKE FURTHER NOTICE that failure to follow the procedures set forth in the Order shall constitute a violation of, among other things, the automatic stay provisions of Section 362 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that any prohibited purchase, sale, other transfer of, or declaration of worthlessness with respect to common stock or preferred stock, beneficial ownership thereof, or option with respect thereto in violation of the order is prohibited and shall be null and void ab initio and may be subject to additional sanctions as this court may determine.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

[Remainder of page intentionally left blank.]

4

Dated: October 31, 2018	/s/ Matthew D. Cavenaugh
Patricia B. Tomasco (TX Bar No. 01797600)
Elizabeth C. Freeman (TX Bar No. 24009222)
Matthew D. Cavenaugh (TX Bar No. 24062656)
JACKSON WALKER L.L.P.
1401 McKinney Street, Suite 1900
Houston, Texas 77010
Telephone: (713) 752-4200
Facsimile: (713) 752-4221
Email: ptomasco@jw.com
efreeman@jw.com
mcavenaugh@jw.com

-and-

Anna G. Rotman, P.C. (TX Bar No. 24046761)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
609 Main Street
Houston, Texas 77002
Telephone:(713) 836-3600
Facsimile:(713) 836-3601
Email:anna.rotman@kirkland.com

-and-

Ross M. Kwasteniet, P.C. (pro hac vice admission pending)
John R. Luze (pro hac vice admission pending)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone:(312) 862-2000
Facsimile:(312) 862-2200
Email:ross.kwasteniet@kirkland.com
john.luze@kirkland.com